Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                       MERRILL MERCHANTS BANCSHARES, INC.
           -----------------------------------------------------------
               (Exact name of issuer as specified in its charter)

                Maine                             01-0471507
       ------------------------      -----------------------------------
       (State of Incorporation)      (IRS Employer Identification Number)

                      201 Maine Street, Bangor, Maine 04401
                      -------------------------------------
                    (Address of Principal Executive Offices)

                                 (207) 942-4800
              ---------------------------------------------------
              (Registrant's telephone number, including area code)


            MERRILL MERCHANTS BANCSHARES, INC. 1993 STOCK OPTION PLAN
            ---------------------------------------------------------
                            (Full title of the Plan)

                                 Edwin N. Clift
                                    President
                       Merrill Merchants Bancshares, Inc.
                                201 Maine Street
                               Bangor, Maine 04401
                                 (207) 942-4800
            ---------------------------------------------------------
            (Name, address and telephone number of agent for service)

                                    COPY TO:

                          Harry A. Hanson, III, Esquire
                           Hutchins, Wheeler & Dittmar
                           A Professional Corporation
                               101 Federal Street
                           Boston, Massachusetts 02110
                                 (617) 951-6600

                                          CALCULATION OF REGISTRATION FEE


                                                 Proposed                Proposed
                                                 Maximum                 Maximum
Title of Securities      Amount to be            Offering Price Per      Aggregate                Amount of
to be Registered         Registered(1)           Share                   Offering Price           Registration Fee
----------------         -------------           ------                  --------------           ----------------
Common Stock                   318,789           $ 4.59                  $1,463,241.51             $  431.66
                                51,930             4.74                     246,148.20                 72.61
                                93,393             5.33                     497,784.69                146.85
                                29,295             6.28                     183,972.60                 54.27
                                27,405             6.77                     185,531.85                 54.73
                                53,100             6.87                     364,797.00                107.61
par value                       71,988           $13.75(3)                  989,835.00                292.00
$1.00 per share
Totals:                        645,900                                   $3,931,310.85             $1,159.73

----------------------------------
(1) Also registered hereunder are such additional number of shares of common stock, presently indeterminable, as may be necessary to satisfy the antidilution provisions of the Plan to which this Registration Statement relates.

(2) All such shares are issuable upon exercise of outstanding options with fixed exercise prices. Pursuant to Rule 457(h), the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.

(3) None of such shares are subject to outstanding options. The exercise price of such options shall be determined at the time of grant. Accordingly, pursuant to Rule 457(c) and (h), the price of $13.75 per share, which is the average of the high and low sale prices reported on the Nasdaq National Market on September 14, 1998, is set forth solely for purposes of calculating the filing fee.




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



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference
------   ---------------------------------------

         The Company hereby incorporates by reference the documents listed in
(a) through (c) below. In addition, all documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (prior to filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold) shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents.

         (a) The Company's latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, which contains either directly or by incorporation by reference, audited financial statements for the Company's latest fiscal year for which such statements have been filed.

         (b) All of the reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report or the prospectus referred to in (a) above.

         (c) The description of the Company's Common Stock which is contained in the Registration Statement filed by the Company on under the Securities Exchange Act of 1934, by including any amendment or report filed for the purpose of updating such description.

Item 4.  Description of Securities
------   -------------------------

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel
------   --------------------------------------

         The financial statements and schedules incorporated by reference in this Registration Statement have been audited by Berry Dunn McNeil & Parker, independent accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

         The validity of the authorization and issuance of the Common Stock offered hereby will be passed upon for the Company by Hutchins, Wheeler & Dittmar, a Professional Corporation, Boston, Massachusetts.

Item 6.  Indemnification of Directors and Officers
------   -----------------------------------------

         The Articles of Incorporation and the By-laws provide that, except to the extent prohibited by Maine Business Corporation Act ("MBCA"), the Company's directors shall not be personally liable to the Company or its shareholders for monetary damages for any breach of fiduciary duty as directors of the Company.

         Section 19 of the MBCA empowers a corporation to purchase and maintain insurance and indemnity for any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding; provided however, that this provision shall not eliminate or limit liability in the case where such person is found (i) not to have acted honestly or on the reasonable belief that such person's action was in or not opposed to the best interests of the corporation or its shareholders, or (ii) with respect to criminal action, to have had reasonable cause to believe that such person's conduct was unlawful. The MBCA provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's bylaws, any agreement, a vote of shareholders or otherwise. The Articles of Incorporation and the By-laws eliminate the personal liability and provide indemnification to the fullest extent permitted by Section 19 of the MBCA.

Item 7.  Exemption from Registration Claimed
------   -----------------------------------

         Not Applicable.


Item 8.  Exhibits
------   --------

          Number       Description
          ------       -----------

           4.1         Specimen of Stock Certificate representing shares of Common Stock

           4.2         Merrill Merchants Bancshares, Inc. 1993 Stock Option Plan, as
                       amended and restated (incorporated by reference to the Company's
                       Registration Statement on Form SB-2 filed with the Securities and
                       Exchange Commission (Reg. No. 333-56197))

           5.1         Opinion of Hutchins, Wheeler & Dittmar, A Professional
                       Corporation, as to legality of shares being registered and consent of
                       Hutchins, Wheeler & Dittmar, A Professional Corporation

           23.1        Consent of Berry, Dunn, McNeil & Parker


Item 9.  Undertakings
------   ------------

        The undersigned Registrant hereby undertakes the following:

        (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) The undersigned registrant hereby undertakes, that, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                       * * * * * * * * * * * * * * * * * *

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bangor, Maine on September 18, 1998.

                                       MERRILL MERCHANTS BANCSHARES,
                                       INC.

                                           /s/ Edwin N. Clift
                                       -----------------------------------------
                                       Edwin N. Clift
                                       President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacities and on the dates indicated.

NAME                                          CAPACITY                                           DATE
                                              --------                                           ----

     /s/ Edwin N. Clift                       Chief Executive Officer, President, Director       September 18,
-----------------------------------           (principal executive officer)                      1998
Edwin N. Clift


     /s/ Deborah A. Jordan                    Treasurer (principal financial and accounting      September 18,
-----------------------------------           officer)                                           1998
Deborah A. Jordan


     /s/ William C. Bullock, Jr.              Chairman, Director                                 September 18,
-----------------------------------                                                              1998
William C. Bullock, Jr.


     /s/ Joseph H. Cyr                        Director                                           September 18,
----------------------------------                                                               1998
Joseph H. Cyr


     /s/ Perry B. Hansen                      Director, Secretary                                September 18,
----------------------------------                                                               1998
Perry B. Hansen


     /s/ Leonard E. Minsky                    Director                                           September 18,
----------------------------------                                                               1998
Leonard E. Minsky


     /s/ Joseph Sewall                        Director                                           September 18,
----------------------------------                                                               1998
Joseph Sewall


     /s/ Dennis L. Shubert, M.D.              Director                                           September 18,
----------------------------------                                                               1998
Dennis L. Shubert, M.D.


     /s/ Susan B. Singer                      Director                                           September 18,
----------------------------------                                                               1998
Susan B. Singer


     /s/ Harold S. Wright                     Director                                           September 18,
----------------------------------                                                               1998
Harold S. Wright

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549






                                    EXHIBITS

                                       to

                                    FORM S-8



                             REGISTRATION STATEMENT

                                      under

                           THE SECURITIES ACT OF 1933




                       MERRILL MERCHANTS BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)






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